Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-145192) on Form S-8 of Technest Holdings, Inc. of our report dated October 1, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-KSB of Technest Holdings, Inc. for the year ended June 30, 2007.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
October 1, 2007